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NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0178 Dated August 12, 1997    Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and               File number: 333-7229
Prospectus Supplement dated November 8, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  30,000,000.00
Issue Price:                             100.000%    $  30,000,000.00
Commission or Discount:                    0.089%    $      26,700.00
Proceeds to Company:                      99.911%    $  29,973,300.00


Agent:                            NationsBanc Capital Markets, Inc., as Agent


Original Issue Date:              August 15, 1997
Stated Maturity Date:             August 16, 1999


Cusip #:                          63858R-EP-2
Form:                             Book entry only

Interest Rate:                    6.250% Fixed

Interest Payment Dates:           15th of February and August, commencing
                                  February 15, 1998


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No